Exhibit 32.1
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350 (AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002)
Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, William W. Smith Jr., the Chief Executive Officer of Smith Micro Software, Inc. (the “Company”), and James M. Kempton, the Chief Financial Officer of the Company, hereby certify, that, to their knowledge:
1.The quarterly report on Form 10-Q for the period ended September 30, 2024 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

November 13, 2024	By	/s/ William W. Smith, Jr.
William W. Smith, Jr.
Chairman of the Board, President and Chief Executive Officer
(Principal Executive Officer)

November 13, 2024	By	/s/ James M. Kempton
James M. Kempton
Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)